UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2011
MYLAN INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-9114 (Commission File Number)	25-1211621 (I.R.S. Employer Identification No.)

1500 Corporate Drive Canonsburg, PA (Address of Principal Executive Offices)	15317 (Zip Code)
Registrant’s telephone number, including area code: (724) 514-1800
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The 2011 Annual Meeting of Shareholders of Mylan Inc. (the “Company”) was held on May 6, 2011 to (i) elect eleven members of the Board of Directors for one year terms; (ii) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; (iii) approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Proxy Statement; and (iv) to vote, on an advisory basis, on the frequency of the advisory vote to approve the compensation of the named executive officers of the Company. As of March 18, 2011, the record date for the Annual Meeting, there were 437,595,898 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 362,486,558 shares of common stock were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Annual Meeting are set forth below.
     Proposal No. 1 — Election of Eleven Directors.

Nominee	For	Withheld
Robert J. Coury	291,384,627	19,647,623
Rodney L. Piatt, C.P.A.	288,416,307	22,615,944
Heather Bresch	302,206,975	8,825,276
Wendy Cameron	288,198,582	22,833,669
Robert J. Cindrich	306,115,918	4,916,333
Neil Dimick, C.P.A.	290,659,249	20,373,001
Douglas J. Leech, C.P.A	302,401,660	8,630,591
Joseph C. Maroon, M.D.	289,262,725	21,769,525
Mark W. Parrish	303,886,616	7,145,634
C.B. Todd	302,529,250	8,503,000
Randall L. Vanderveen, Ph.D.	303,983,878	7,048,373
     Proposal No. 2 — To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011.

For	Against	Abstain	Broker Non-Votes
356,212,794	4,220,013	2,053,751	2,575
     Proposal No. 3 — To approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
196,630,219	111,458,800	2,943,215	51,553,351
     Proposal No. 4 — To vote, on an advisory basis, on the frequency of the advisory vote to approve the compensation of the named executive officers of the Company.

Every 1	Every 2	Every 3		Broker
Year	Years	Years	Abstain	Non-Votes
202,012,917	7,290,093	100,207,015	1,522,199	51,553,361

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.
Date: May 6, 2011	By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President and Chief Financial Officer

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